     As filed with the Securities and Exchange Commission on June 28, 2002.
                                        REGISTRATION STATEMENT NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                            GABLES RESIDENTIAL TRUST
                      AND GABLES REALTY LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      GABLES RESIDENTIAL TRUST - MARYLAND                      58-2077868
  GABLES REALTY LIMITED PARTNERSHIP - DELAWARE                 58-2077966
       (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                     6551 PARK OF COMMERCE BLVD., SUITE 100
                            BOCA RATON, FLORIDA 33487
                                 (561) 997-9700
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                CHRIS D. WHEELER
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            GABLES RESIDENTIAL TRUST
                     6551 PARK OF COMMERCE BLVD., SUITE 100
                            BOCA RATON, FLORIDA 33487
                                 (561) 997-9700
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                 With copies to:
                             GILBERT G. MENNA, P.C.
                            ETTORE A. SANTUCCI, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|X| File No. 333-68359

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                               ------------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------- --------------------- ---------------------- ----------------------- ----------------------
      Title of Securities to be            Amount to be        Proposed Maximum        Proposed Maximum           Amount of
           Registered (1)                 Registered (2)      Offering Price Per      Aggregate Offering      Registration Fee
                                                                     Unit                   Price
-------------------------------------- --------------------- ---------------------- ----------------------- ----------------------
    Debt Securities                        $30,000,000               100%                $30,000,000               $ 2,760
-------------------------------------- --------------------- ---------------------- ----------------------- ----------------------


  (1) The securities to be registered consist of $30,000,000 of Debt Securities to be issued by Gables Realty Limited Partnership.

  (2) The amount of Debt Securities being registered represents 20% of $150,000,000 aggregate principal amount of Debt Securities registered by the Registrant under Registration Statement No. 333-68359 and not previously sold.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
===============================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by the Registrants solely to register additional Debt Securities. Pursuant to General Instruction IV of Form S-3, the contents of the Registration Statement on Form S-3 (File No. 333-68359) filed by Gables Residential Trust and Gables Realty Limited Partnership are hereby incorporated by reference in this Registration Statement.


                   INFORMATION RELATED TO ARTHUR ANDERSEN LLP

         The consolidated financial statements incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of that firm as experts in giving such reports. The Registrants have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to the incorporation by reference of its report in this Registration Statement, and the Registrants have not filed that consent in reliance on Rule 437a promulgated under the Securities Act. Because Arthur Andersen has not consented to the inclusion of its report in this Registration Statement, your ability to assert claims against Arthur Andersen may be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen under Section 11(a)(4) of the Securities Act for untrue statements of a material fact, if any, contained in the financial statements audited by Arthur Andersen or omissions to state a material fact, if any, required to be stated in those financial statements and therefore your right of recovery under that section may be limited.


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

         All exhibits filed with or incorporated by reference in Registration Statement No. 333-68359 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for the following, which are filed herewith.



Exhibit No.          Description
-----------          -----------

     5.1 Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.*

     8.1             Opinion of Goodwin Procter LLP as to certain tax matters.*

    23.1 Consent of Arthur Andersen LLP, Independent Accountants (omitted pursuant to Rule 437a under the Securities Act).

    23.2 Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto).*

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* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of June, 2002.


                                      GABLES RESIDENTIAL TRUST


                                      By: /s/ CHRIS D. WHEELER
                                          -------------------------------------
                                          Chris D. Wheeler
                                          Chairman of the Board of Trustees,
                                          President and Chief Executive Officer

                                      GABLES REALTY LIMITED PARTNERSHIP

                                      By:  Gables GP, Inc., as General Partner


                                      By: /s/ CHRIS D. WHEELER
                                          -------------------------------------
                                          Chris D. Wheeler
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person has signed this Registration Statement (a) in their capacity as an officer or trustee of Gables Residential Trust and (b) as an officer or director of Gables GP, Inc., in its capacity as the general partner of Gables Realty Limited Partnership.


              SIGNATURE                                        TITLE                              DATE
              ---------                                        -----                              ----
                                                Chairman of the Board of Trustees of
                                             Gables Residential Trust, Chairman of the        June 28, 2002
/s/ CHRIS D. WHEELER                          Board of Directors of Gables GP, Inc.,
--------------------------                    President and Chief Executive Officer of
Chris D. Wheeler                              Gables Residential Trust and Gables GP,
                                                 Inc. (Principal Executive Officer)

                                             Senior Vice President and Chief Financial        June 28, 2002
/s/ MARVIN R. BANKS, JR.                      Officer of Gables Residential Trust and
---------------------------                               Gables GP, Inc.
Marvin R. Banks, Jr.                               (Principal Financial Officer)

                                                Vice President and Chief Accounting
/s/ DAWN H. SEVERT                            Officer of Gables Residential Trust and         June 28, 2002
----------------------------                              Gables GP, Inc.
Dawn H. Severt                                    (Principal Accounting Officer)



              SIGNATURE                                        TITLE                              DATE
              ---------                                        -----                              ----
                                              Trustee of Gables Residential Trust and
-------------------                                 Director of Gables GP, Inc.
Marcus E. Bromley

/s/ C. JORDAN CLARK                           Trustee of Gables Residential Trust and         June 28, 2002
---------------------                               Director of Gables GP, Inc.
C. Jordan Clark

                                              Trustee of Gables Residential Trust and
-------------------                                 Director of Gables GP, Inc.
Lauralee E. Martin

/s/ JOHN W. MCINTYRE                          Trustee of Gables Residential Trust and         June 28, 2002
--------------------                                Director of Gables GP, Inc.
John W. McIntyre

                                              Trustee of Gables Residential Trust and
-------------------                                 Director of Gables GP, Inc.
Mike E. Miles

/s/ JAMES D. MOTTA                            Trustee of Gables Residential Trust and         June 28, 2002
---------------------                               Director of Gables GP, Inc.
James D. Motta


                                  EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------

     5.1 Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.*

     8.1             Opinion of Goodwin Procter LLP as to certain tax matters.*

    23.1 Consent of Arthur Andersen LLP, Independent Accountants (omitted pursuant to Rule 437a under the Securities Act).

    23.2 Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto).*

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* Filed herewith.